Exhibit 10.7A
                                                                -------------

Messrs.
COPETRO S.A.
Attn: Juan Carlos Fronza
Leandro N. Alem 822, 11th Floor,
1001 Capital Federal
--------------------

We call your attention in reference to the conversations held between Y.P.F. S.A. (from now on "YPF"), with address at Av. Pte. Roque Saenz Pena 777 - Capital Federal, and COPETRO S.A. (from now on "COPETRO"), with address at Leandro N. Alem 822, 11th Floor - Capital Federal, related to the petroleum coke supply tied to the construction of the 2nd kiln at your plant in Ensenada.

In such regard, the current Note summarizes the agreement between COPETRO and YPF in what it concerns to the Addenda, related to the Petroleum Coke Supply Contract celebrated between COPETRO and Yacimientos Carboniferos Fiscales Empresa del Estado, on October 24, 1989 (from now on, "the Contract") being approved by Resolution Nr. 181 of the Secretariat of Energy on December 20, 1989; and handed over to YPF as far as obligations and rights of YCF through agreement dated March 23, 1992, as stated by Resolution S.H. and M. Nr. 19/92 and Agreement Bill YPF - COPETRO, of March 6 1995, from now on "Agreement Bill".

ARTICLE ONE: As of the starting up of the "Second Kiln", which is mentioned in Article 2 of the present addenda, YPF is obliged to sell and deliver to COPETRO who is obliged to buy, receive and pay to YPF, petroleum coke in the quantities and conditons specified below:

(i) CONFIDENTIAL INFORMATION OMITTED under the conditions of "take or pay" on COPETRO's behalf, that must comply with the Technical Specifications established in "Annex A" of this Addenda. The value of the properties there shown will be the rolling average value applied on the total quantities of petroleum coke delivered by YPF to COPETRO during the last thirty (30) days.

(ii)  CONFIDENTIAL INFORMATION OMITTED under the following conditions:

(ii.a) If YPF has CONFIDENTIAL INFORMATION OMITTED of petroleum coke, excluding the product from the first cut of the drums (fines), from its production at the La Plata Refinery, COPETRO will take the total amount of said quantity whatever its specifications may be and the price will be negotiated between both Parties quarterly. If both Parties have not reached an agreement on the price for the following quarter, they are relieved from their obligations agreed in this point, for such quarter.

(ii.b) If YPF excluding the product from the first cut of the drums (fines), has a smaller amount than CONFIDENTAIL INFORMATION OMITTED not have any quantity at all of petroleum coke from its La Plata Refinery, COPETRO will take the total amount of petroleum coke available in said Refinery whatever its specifications may be, and YPF will complete the balance up to CONFIDENTIAL INFORMATION OMITTED of petroleum coke from its Lujan de Cuyo Refinery, whatever its specifications may be. The price of the petroleum coke delivered to COPETRO will be negotiated quarterly. If both Parties have not reached an agreement on the price for the following quarter, they are relieved from their obligations agreed in this point, for such quarter.

(ii.c) In these 2 cases, prior to YPF delivering to COPETRO any of the petroleum coke from its Lujan de Cuyo Refinery, COPETRO must have taken the total amount of the petroleum coke available at the La Plata Refinery. YPF commits to make its best effort for these quantities to meet the technical specs set in the Annex A of this Addenda.

(iii) "In the event that YPF, after allocating the quantities that - up to a maximum of CONFIDENTIAL INFORMATION OMITTED in 1999 and up to a maximum of CONFIDENTIAL INFORMATION OMITTED in the year 2000 and onwards to the end of the duration of the present Addenda - needs to fulfill its commitments with 3rd parties, should consider disposing of additional production of petroleum coke, YPF will communicate to COPETRO the possibility of delivering up to a maximum of CONFIDENTIAL INFORMATION OMITTED additional quantities to the ones set in the above paragraphs (i) and (ii) on which COPETRO will enjoy an absolute priority. Such communication will be given by YPF to COPETRO with a lead time no less than 180 days of the starting of the calendar year in question. COPETRO must notify YPF, within 15 days of receiving said communication, if it will take the quantity offered by YPF or a lower quan-tity. The quantities offered by YPF and accepted by COPETRO in the terms of this paragraph (iii), will also be taken by COPETRO in the "take or pay" condition. YPF commits to make its best effort for the additional quantities dealing in this paragraph (iii) to meet the technical specs set in the Annex A of this Addenda.

ARTICLE TWO: The above mentioned clause will be in effect subject to the following conditions:

(i) that COPETRO starts the construction of the Second Calcining Kiln at its Plant located in Ensenada, Province of Buenos Aires (from now on the "Second Kiln") within the six months as from the subscription date of this Addenda, and

(ii) that the Start Up of the Second Kiln takes place within the two years as from the starting date of its construction, having COPETRO to notify YPF in a certified manner with no less than one hundred and eighty (180) days prior to the start up of the Second Kiln.

ARTICLE THREE: Both parties acknowledge that the quantities committed in Article ONE of this Addenda are additional to the quantities mentioned in point 3.01 of the Contract. At the same time, as from the date this Addenda is in effect, the quantities set in the relevant point of the Contract, must comply with the Technical Specifications of the Annex A of this Addenda.

ARTICLE FOUR:

4.1 The price of the quantities of petroleum coke mentioned in Article 1 of this Addenda is set by clauses VIII and IX of the Contract, increased by CONFIDENTIAL INFORMATION OMITTED United States Dollars with CONFIDENTIAL INFORMATION OMITTED per MT (US$ CONFIDENTIAL INFORMATION OMITTED /MT).

4.2 As of December 20, 2004 the price of petroleum coke committed in the Contract, will be set by clauses VIII and IX of the Contract, increased by CONFIDENTIAL INFORMATION OMITTED United States Dollars per MT (US$ CONFIDENTIAL INFORMATION OMITTED /MT).

ARTICLE FIVE: In the event that COPETRO foresees it will not be able to comply with the conditions mentioned in Article 2 (i) within the periods there mentioned, unless Force Majoure reasons, the following Procedure will apply:

5.1 With no less than 60 days prior to the maturity mentioned in Article 2(i) COPETRO will notify YPF of the impossibility of complying with such time limit, requesting an extension.

5.2 When notifying YPF of the impossibility of complying with the time limit mentioned in Article 2(i) and when requesting an extension, COPETRO will be able to choose whether to:

                        a) Express reasons for the delay.

                        b) Not express reasons for the delay.

5.3 If COPETRO choose to express the reasons for the delay, YPF can, within the period of 5 (five) days of receiving said notification as per Clause 5.1, accept or turn down the request expressing their reasons for turning it down.

If YPF should accept the reasons, the period established in Article 2(i) will be automatically extended at its maturity for thirty (30) days, and once that time is up Clause 5.6 will apply.

If YPF turns down the request, the period established in Article 2(i) will remain the same falling due in six (6) months as from the date of subscription of the present Addenda.

5.4 If COPETRO decides not to give any reasons for the delay as per period established in Article 2(i) the maturity will be automatically extended for fifteen (15) days, and then the conditions established in Clause 5.6 will apply.

5.5 In all cases where COPETRO requests and gets an extension, it will be granted only once and will not be renewed.

5.6 Once the original time limits are up -- if an extension has not been requsted or granted, and/or time limit not be automatically extended according to the conditions in Clause 5.4 -- or having fallen due the extensions granted, if COPETRO has not started the construction of the Second Kiln, YPF will have the right, unless Force Majoure reasons, to rescind the present Addenda without implying any responsibility to either Party.

ARTICLE SIX: In the event that COPETRO does not comply with the conditions mentioned in Article 2(ii) within the periods there mentioned, unless Force Majoure reasons, the following Procedure will apply:

6.1 Having the time limit mentioned in Article 2(ii) expired, COPETRO will be subject to the conditions of "take or pay" during the period of two (2) months following the date of maturity and up to CONFIDENTIAL INFORMATION OMITTED maximum.

6.2 Having the time limit established in Clause 6.1 expired, YPF will be able to rescind the present Addenda and claim compensation for damages and losses caused by COPETRO's nonfulfillment.

ARTICLE SEVEN: Both Parties agree to extend the duration of the present Contract (including this Addenda) CONFIDENTIAL INFORMATION OMITTED, therefore annulling the automatic renewal considered in clause 4.02 of Article 4 of the Contract. The present extensions will be annulled if COPETRO does not comply with the conditions mentioned in Article 2 of the present Addenda. If COPETRO does not comply with this condition, the Contract will remain valid, as orig-inally agreed in all its terms and the current Addenda will have no validity whatsoever, except for its Article 6.

ARTICLE EIGHT: So as to improve the reception of petroleum coke mentioned in clause 3.01 of Article 3 of the Contract, the additional quantities mentioned in this Addenda and those allocated to YPF's exports in the tems outlined in clauses 10.01 and 10.2 of Article X of the Contract and in the Agreement Bill, COPETRO will increase the capacity of the railyard, work which has already started, and that will be completed prior to the start-up of the Second Kiln.

ARTICLE NINE:

9.1 Should the petroleum coke purchased by COPETRO in the terms of the Contract and of this Addenda cannot, for Force Majoure reasons, be destined for calcining at the Plant in Ensenada, COPETRO will notify YPF in writing within 96 hours of such event, and give it another destination with previous agreement and consent in writing by YPF, who cannot deny it without any justified reason. No response from YPF within 7 working days will be consid-ered an approval.

9.2 Both Parties agree in case of Force Majoure reasons, that COPETRO is freed from its obligation of receiving and acquiring new supplies of product, and YPF is relieved to sell and deliver any quantity of petroleum coke until the situation and its consequences are overcome.

9.3 The Party that having a Force Majoure situation fails to notify such event within 96 hours, will lose its right to do so.

9.4 COPETRO must calcine all the petroleum coke received, except in the case of Force Majoure, according to the procedure outlined previously, or in the case it requested and obtained a written approval from YPF to export it for its calcination abroad. For such purpose, request must be made with 90 days lead time. YPF will respond within 5 working days of receiving such request, which cannot be denied without any justified reason. No response from YPF will be considered an approval.

10. All points not modified in this Addenda, remain the same as the terms and conditions mentioned in the Contract and in the Agreement Bill.

                                     ANNEX A

                             TECHNICAL SPECIFICATIONS

                                           Rolling average value
                                             of last 30 days -
                                           including the day of
                                            the delivery being
                                            considered - of the
                     Maximum Value for       total quantities
                    Total Daily Quan         received in said
                          Received                period              Norm
------------------------------------------------------------------------------
Volatile matter,
% in weight,
dry basis                  CONFIDENTIAL INFORMATION OMITTED        ASTM-D 4421
------------------------------------------------------------------------------
Ashes at 950o C
% in weight,
dry basis                        "           "         "           ASTM-D 4422
------------------------------------------------------------------------------
Sulphur
(% in weight)                    "           "         "           ASTM-D 3177
------------------------------------------------------------------------------
Vanadium (ppm,
dry basis)                       "           "         "           ASTM-D 5056
------------------------------------------------------------------------------
Nickel (ppm,
dry basis)                       "           "         "           ASTM-D 5056
------------------------------------------------------------------------------
Iron (ppm, dry
basis)                           "           "         "           ASTM-D 5056
------------------------------------------------------------------------------
Silicon (ppm,
dry basis)                       "           "         "           ASTM-D 5056
------------------------------------------------------------------------------
Sodium (ppm,
dry basis)                       "           "         "           ASTM-D 2795
------------------------------------------------------------------------------
Calcium (ppm,
dry basis                        "           "         "           ASTM-D 5056
------------------------------------------------------------------------------
Hardgrove Index                  "           "         "           ASTM-D 5003
------------------------------------------------------------------------------

                                          Rolling average value
                                            of last 30 days -
                                           including the day of
                                            the delivery being
                                            considered - of the
                     Minimum value for      total quantities
                    total daily quantity    received in said
                          received               period
------------------------------------------------------------------------------
Sizing % retained
in mesh 6,3 mm                CONFIDENTIAL INFORMATION OMITTED
------------------------------------------------------------------------------
                                    NO SHOT COKE
------------------------------------------------------------------------------


* If the average value of Vanadium (V) is higher than CONFIDENTIAL INFORMATION OMITTED, but lower than CONFIDENTIAL INFORMATION OMITTED, then the sum of Calcium (Ca) + Sodium (Na) must be lower than CONFIDENTIAL INFORMATION OMITTED

The offer outlined in this Note will be valie for 3 days. If within such period YPF does not receive an objection to the same and COPETRO takes petroleum coke in the terms of the original contract, as amended by this Note, the offer will be considered accepted and this Note will be fully valid.

Yours truly,